UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2007
The Lamson & Sessions Co.

(Exact name of registrant as specified in its charter)

Ohio	001-00313	34-0349210

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25701 Science Park Drive, Cleveland, Ohio	44122-7313

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 464-3400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On May 10, 2007, the Company and Mr. James J. Abel entered into a new supplemental retirement agreement (the “New Agreement”). The Company and Mr. Abel are also party to the Amended and Restated Supplemental Retirement Agreement, dated as of January 1, 1991, which was amended by the First Amendment thereto on January 1, 2000 (which, together, are hereinafter referred to as the “Pre-2005 Agreement”), between the Company and Mr. Abel. The New Agreement is effective as of January 1, 2005 and incorporates changes from the Pre-2005 Agreement required by Internal Revenue Code Section 409A. The Pre-2005 Agreement remains in effect with regard to service by Mr. Abel prior to January 1, 2005.
In addition to the changes described above, the New Agreement permits Mr. Abel to elect to receive a lump sum payment in an amount equal to the difference between (i) the present value of the supplemental retirement benefit payable to Mr. Abel under both agreements in the form of a 50% joint and spousal annuity and (ii) the present value of the supplemental retirement benefit that would be payable to Mr. Abel if his benefit under both agreements were payable in the form of a subsidized 100% joint and survivor annuity.
The summary of the material terms of the New Agreement set forth above is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Number	Exhibit

10.1	Supplemental Retirement Agreement (Post-2004), dated May 10, 2007, by and between the Company and James J. Abel

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LAMSON & SESSIONS CO.
By:	/s/ James J. Abel
James J. Abel
Executive Vice President, Secretary, Treasurer and Chief Financial Officer

Dated: May 15, 2007

INDEX TO EXHIBITS

Number	Exhibit

10.1	Supplemental Retirement Agreement (Post-2004), dated May 10, 2007, by and between the Company and James J. Abel

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